UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2014

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 12, 2014, EXCO Resources, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) announcing the appointment of Richard A. Burnett as the Company’s Chief Financial Officer and the resignation of Mark F. Mulhern from the position of Executive Vice President and Chief Financial Officer.

This Current Report on Form 8-K/A (the “Amended Report”) is being filed to amend the effective date of the appointment of Mr. Burnett and the resignation of Mr. Mulhern. This Amended Report is also being filed to report certain compensatory information related to Mr. Burnett’s appointment that was not determined at the time that the Original Report was filed.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

The Board of Directors of the Company (the “Board”) appointed Mr. Burnett as the Company’s Chief Financial Officer, effective as of September 1, 2014. Mr. Burnett will continue to serve as the Company’s Vice President and Chief Accounting Officer. Mr. Burnett replaces Mr. Mulhern, who had been serving as Executive Vice President and Chief Financial Officer since April 1, 2013. Mr. Mulhern resigned, effective as of September 1, 2014, to return to his primary residence in Raleigh, North Carolina and to become a senior executive at a local real estate investment trust. Mr. Mulhern will continue to be employed by the Company until September 18, 2014 to assist with the transition of his duties and responsibilities.

In connection with Mr. Burnett’s appointment as Chief Financial Officer, he was awarded the following compensation package, which is discussed in further detail below:

•	An increased annual base salary of $475,000;

•	An award of 100,0000 shares of restricted stock;

•	As an adjustment to his long-term incentive compensation under the Company’s equity compensation program as a result of his increased duties and responsibilities, an award of 39,063 shares of time-based restricted stock and 39,063 performance-based restricted stock units;

•	A Retention Agreement that provides for certain benefits in the event of a Qualifying Termination (as defined below); and

•	An increased target bonus equal to 80% of his base salary under the EXCO Resources, Inc. Management Incentive Plan.

Base Salary

Effective as of September 1, 2014, the Compensation Committee increased Mr. Burnett’s annual base salary to $475,000.

Stock Awards

Effective as of September 2, 2014, the Compensation Committee granted the following awards (the “Awards”) to Mr. Burnett, under the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan (the “Incentive Plan”), as amended: (i) one hundred thousand (100,000) shares of restricted stock, which vest in equal proportions on the first, second and third anniversaries of the date of grant, (ii) thirty-nine thousand sixty-three (39,063) shares of time-based restricted stock which vest in equal proportions on the first, second and third anniversaries of the date of grant and (iii) thirty-nine thousand sixty-three (39,063) performance-based restricted stock units (“RSUs”), which will vest and convert into shares of the Company’s common stock on July 1, 2017, subject to the achievement of certain performance criteria, provided that either Mr. Burnett is providing services to the Company or a subsidiary on that date, or prior to such date, he has terminated employment with the Company due to his death or total and permanent disability. A description of the material terms of the performance criteria for the RSUs was included in a Current Report on Form 8-K that was filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 3, 2014, which description is incorporated by reference herein.

Retention Agreement

In connection with Mr. Burnett’s appointment as Chief Financial Officer, the Company entered into a Retention Agreement with Mr. Burnett, effective as of September 1, 2014 (the “Retention Agreement”), in order to retain and incentivize Mr. Burnett to continue providing services to the Company. With respect to the Severance Benefits (as defined below), the terms and conditions of the Retention Agreement are similar to the Bonus and Retention Agreements that were entered into by the Company with William L. Boeing, Harold L. Hickey and Mr. Mulhern in January 2014.

Pursuant to the terms of the Retention Agreement, Mr. Burnett is entitled to certain benefits upon Mr. Burnett’s “separation from service” due to (i) termination of Mr. Burnett’s employment by the Company “without cause” or (ii) termination of employment by Mr. Burnett for “good reason”; provided, that in either case, such termination occurs either (A) during the period (the “Initial Severance Period”) beginning on September 1, 2014 and ending on the later of March 1, 2015 or the day immediately prior to the date that a new person (other than a person who was employed by the Company as of September 1, 2014) is hired as the Chief Executive Officer of the Company (the “Commencement Date”) or (B) during the period (the “Special Severance Period”) beginning on the Commencement Date and ending on the earlier of the effective date of a “change of control” or the date that is two years following the Commencement Date (a “Qualifying Termination”).

Initial Severance Benefits. If Mr. Burnett has a Qualifying Termination during the Initial Severance Period, he is entitled to, subject to certain exceptions, the following severance benefits (the “Initial Severance Benefits”):

•	A cash payment equal to Mr. Burnett’s annual base salary (less applicable income and employment tax withholdings), fifty percent (50%) of which will be paid on the sixtieth (60th) day following a Qualifying Termination and fifty percent (50%) of which will be paid on the one (1) year anniversary of Mr. Burnett’s Qualifying Termination; and

•	COBRA benefits for up to twelve (12) months following Mr. Burnett’s Qualifying Termination.

Special Severance Benefits. If Mr. Burnett has a Qualifying Termination after the Initial Severance Period and during the Special Severance Period, he is entitled to, subject to certain exceptions, the following severance benefits (the “Special Severance Benefits” and, together with the Initial Severance Benefits, the “Severance Benefits”):

•	A cash payment equal to two (2) times Mr. Burnett’s annual base salary (less applicable income and employment tax withholdings), fifty percent (50%) of which will be paid on the sixtieth (60th) day following a Qualifying Termination and fifty percent (50%) of which will be paid on the one (1) year anniversary of Mr. Burnett’s Qualifying Termination;

•	COBRA benefits for up to eighteen (18) months following Mr. Burnett’s Qualifying Termination;

•	To the extent not otherwise accelerated pursuant to the terms of the award agreements, accelerated vesting of any of Mr. Burnett’s unvested restricted stock awards with time-based vesting held as of the date of his Qualifying Termination to the date of such Qualifying Termination;

•	To the extent not otherwise extended pursuant to the terms of the award agreements, extension of the vesting period of any of Mr. Burnett’s performance-based RSUs granted by the Company to Mr. Burnett on July 1, 2014 (the “July RSUs”) held as of the date of his Qualifying Termination, based upon the achievement of the performance criteria set forth in the award agreement for the July RSUs on July 1, 2017; and

•	Extension of the exercise period for any of Mr. Burnett’s vested stock options held as of the date of his Qualifying Termination for one (1) year following the date of Mr. Burnett’s Qualifying Termination (or if earlier, the date the options would have expired if Mr. Burnett had remained employed by EXCO).

In order to receive any of the Severance Benefits, Mr. Burnett must sign and return a release within thirty (30) days of a Qualifying Termination, and any applicable revocation periods must have expired. Mr. Burnett’s receipt of the Severance Benefits is also contingent on Mr. Burnett’s compliance with certain confidentiality, non-disparagement and non-solicitation provisions contained in the Retention Agreement. In the event that a “change of control” occurs prior to Mr. Burnett’s Qualifying Termination, no Severance Benefits will be paid or accrue under the Retention Agreement. Instead, the terms of the Fourth Amended and Restated EXCO Resources, Inc. Severance Plan will control and Mr. Burnett’s equity awards will vest upon his termination without “cause” to the extent provided in the award agreements relating to the awards.

The foregoing description of the Retention Agreement does not purport to be complete and is qualified entirely by reference to the Retention Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Amendment to Management Incentive Plan

In connection with Mr. Burnett’s appointment, the Company also entered into Amendment Number One to the EXCO Resources, Inc. Management Incentive Plan, effective as of September 1, 2014 (the “Amendment”). The Amendment amends the Company’s Management Incentive Plan, dated as of April 21, 2014 (as amended, the “MIP”), to add a new performance tier level under the MIP, Tier 1A, and a corresponding performance level payout schedule for Tier 1A participants. The Compensation Committee designated Mr. Burnett’s performance target level under the MIP to be consistent with that of a Tier 1A participant, effective as of September 1, 2014. Once the overall performance level for 2014 is determined, the maximum award amounts under the MIP for Mr. Burnett will be determined using the following payout schedule:

	Performance Level Payout Schedule
	Percentage of Base Salary for Below Threshold Level Performance	Percentage of Base Salary for Threshold Level Performance	Percentage of Base Salary for Target Level Performance	Percentage Base Salary for Maximum Level Performance
Ricky Burnett	0%	40%	80%	160%

In 2014, for example, if the Company’s overall performance meets the target level, then Mr. Burnett will be entitled to a maximum award in the amount of 80% of his base salary. Sixty percent (60%) of the maximum award for the target level would be a non-discretionary payment, and the Compensation Committee may grant, in its sole discretion, an additional amount up to forty percent (40%) of the maximum award amount.

A description of the material terms of the MIP was included in a Current Report on Form 8-K that was filed by the Company with the SEC on April 21, 2014, which description is incorporated by reference herein. The foregoing description of the Amendment does not purport to be complete and is qualified entirely by reference to the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Retention Agreement, effective as of September 1, 2014, by and between Richard A. Burnett and EXCO Resources, Inc.

10.2	Amendment Number One to the EXCO Resources, Inc. Management Incentive Plan, effective as of September 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: September 5, 2014	By:	/s/ William L. Boeing
		Name:	William L. Boeing
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Retention Agreement, effective as of September 1, 2014, by and between Richard A. Burnett and EXCO Resources, Inc.

10.2	Amendment Number One to the EXCO Resources, Inc. Management Incentive Plan, effective as of September 1, 2014.